                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

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                              Atlas Assets, Inc.
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                 (Name of Registrant as Specified In Its Charter)

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           (Name of Person(s) Filing Proxy Statement, if other than the
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[ATLAS LOGO]
THE INVESTMENTS YOU WANT FROM THE PEOPLE YOU TRUST.

                     ATLAS ASSETS INC. - ATLAS BALANCED FUND

================================================================================
IN BRIEF...

The Board of Directors asks for your approval to change investment management services for the Atlas Balanced Fund. Our goal is to improve the fund's performance. We are proposing a new agreement with Madison Investment Advisors Inc. to manage the portfolio. Madison would replace OppenheimerFunds, Inc., the fund's manager for the past eight years.

Changing the investment manager for the Balanced Fund should be to your benefit, and the Board of Directors recommends that you vote FOR the proposal.
================================================================================


July 12, 2002

Dear Stockholder,

     You and other stockholders of the Atlas Balanced Fund are being asked to approve a new portfolio management agreement for the Fund. Your vote is very important. Please return the enclosed proxy as soon as possible. A postpaid envelope is provided for your convenience.

                        WHY ARE WE PROPOSING THIS CHANGE?

     The Board of Directors believes the change of managers will improve the fund's performance. There will be no change to the fund's investment objectives, strategies, risks, or fees, and Madison intends to operate the fund in a manner consistent with the current prospectus.

     The Board has conducted an extensive review of investment management firms and is recommending Madison based on a number of criteria, including the quality of professional personnel, past performance in managing similar accounts, and reasonable fees. The Board believes that appointing Madison is in the best interest of the Balanced Fund and its stockholders.

                        HOW SHOULD STOCKHOLDERS RESPOND?

     The Investment Company Act (which is the federal law that regulates the mutual fund industry) requires that stockholders approve any new investment advisory agreement. I believe that the change will benefit stockholders, and I strongly recommend that you vote "FOR" the proposal on the enclosed proxy. The details are contained in the accompanying Proxy Statement. Your prompt response will ensure that your shares are counted immediately and that the expense of additional solicitation of proxies can be avoided. We appreciate your continued support.

                               Sincerely,

                               /s/ Marion O. Sandler

                               Marion O. Sandler
                               Chairman of the Board and Chief Executive Officer

   PLEASE FILL IN, DATE, SIGN, AND PROMPTLY MAIL THE ENCLOSED PROXY OR YOU MAY
                     VOTE BY TELEPHONE OR VIA THE INTERNET

                      ATLAS ASSETS INC. ATLAS BALANCED FUND
                 794 Davis Street, San Leandro, California 94612

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                                 TO BE HELD ON:
                          AUGUST 30, 2002 AT 10:00 A.M.

     A special meeting of stockholders of the Atlas Balanced Fund series of Atlas Assets Inc. will be held at 1901 HARRISON STREET, OAKLAND, CALIFORNIA 94612 on August 30, 2002 at 10:00 a.m. local time. At the meeting, we will ask the stockholders to vote on:

1. A new investment sub-advisory agreement between Atlas Advisers, Inc. (as investment adviser to the Balanced Fund) and Madison Investment Advisors Inc. (as investment sub-adviser to the Balanced Fund); and

2.   Any other matters that properly come before the meeting.

     The Board of Directors has unanimously approved this proposal and recommends you vote "FOR" it. Please read the enclosed proxy statement for a full discussion of the proposal.

                              By order of the Board of Directors



                              Joseph M. O'Donnell, SECRETARY

San Leandro, California
July 12, 2002

Q.   WHO CAN VOTE?
A.   Any person owning shares of the Balanced Fund on June 20, 2002.

Q.   WHY SHOULD I BOTHER TO VOTE?
A. Your vote is important. You can help avoid the expense of sending follow-up letters to ensure a quorum by promptly returning the enclosed Proxy. Please complete, date, sign and return the enclosed Proxy in order that the necessary quorum may be represented at the meeting. The enclosed envelope requires no postage if mailed in the United States.

Q.   HOW CAN I VOTE?
A.   By mail - Vote, sign and mail the enclosed ballot in the envelope provided.

     By internet - http://www.eproxyvote.com/atfbx

     By phone - Call 1 (877) 779-8683

     In person at the meeting

Q.   DO YOU HAVE QUESTIONS?
A.   Please contact Atlas Investor Services at 1 (800) 933-2852.

                      ATLAS ASSETS INC. ATLAS BALANCED FUND
                 794 Davis Street, San Leandro, California 94612

               PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS

                                 TO BE HELD ON:
                          AUGUST 30, 2002 AT 10:00 A.M.

                                  INTRODUCTION

     The Board of Directors of Atlas Assets, Inc. (the "Company") is sending this Proxy Statement to the stockholders of the Balanced Fund series (the "Fund") of the Company in connection with the solicitation of voting instructions for use at a special meeting of stockholders of the Fund (the "Meeting") for the purposes set forth below and in the accompanying Notice of Special Meeting of Stockholders. The Meeting is scheduled for August 30, 2002, at 10:00 a.m., local time, at 1901 Harrison Street, Oakland, California 94612. This Proxy Statement, the Notice and the enclosed form of proxy are being mailed to stockholders of the Fund on or about July 12, 2002.

     Financial statements for the Fund are included in the Annual Report of the Company for the fiscal year ended December 31, 2001, which has been mailed to stockholders. Stockholders may obtain copies of the Annual Report free of charge by writing to Atlas Assets, 794 Davis Street, San Leandro, California 94577, or by telephoning, toll-free, 1 (800) 933-2852.

                 PROPOSAL: TO APPROVE NEW SUB-ADVISORY AGREEMENT

     The Board of Directors of the Fund proposes that Madison Investment Advisors Inc. ("Madison") be retained as the new sub-adviser to the Fund in place of the current sub-adviser, OppenheimerFunds, Inc. ("Oppenheimer"). At the Meeting, the stockholders of the Fund will consider the approval of a proposed new sub-advisory agreement for the Fund (the "Proposed Sub-advisory Agreement") between Atlas Advisers, Inc. (as the "Adviser" to the Fund) and Madison (as the sub-adviser to the Fund).

     Madison intends to continue to operate the Fund in a manner consistent with the Fund's current prospectus. THE PROPOSED SUB-ADVISORY AGREEMENT IS IDENTICAL IN ALL MATERIAL RESPECTS TO THE CURRENT SUB-ADVISORY AGREEMENT BETWEEN THE ADVISER AND OPPENHEIMER (THE "EXISTING SUB-ADVISORY AGREEMENT"), AS DESCRIBED BELOW. THE FUND'S ADVISORY FEE RATE WILL NOT CHANGE.

MADISON INVESTMENT ADVISORS

     Madison Investment Advisors Inc. is an investment management firm formed in 1974 located at 550 Science Drive, Madison, Wisconsin 53711. Madison currently has over $6 billion of assets under management. Its clients include corporations, endowments, financial institutions, investment companies and individuals. Madison is owned by its president Frank E. Burgess and its principals Michael Joseph Schlageter, John F. McClure, Katherine L. Frank, Christopher Berberet and Jay R. Sekelsky. The president and the principals are all investment management professionals.

     In choosing equity securities in which to invest, Madison seeks to identify companies that have had consistent growth and which Madison believes demonstrate sustainable future growth. Madison follows a fundamental, bottom-up approach to stock selection, looking for companies that have under-appreciated future growth prospects, are currently out of favor due to a short term, correctable problem or are transforming into a faster growth, higher margin business model. Madison believes that the stocks of these issuers have a blend of both value and growth potential. Madison's core equity portfolios generally invest in only 25 to 35 companies.

     In choosing fixed-income securities, Madison's strategy is to determine the overall direction of interest rates and position durations accordingly. It analyzes the yield curve to determine the most advantageous portfolio construction, and also determines the relative attractiveness of corporate vs. government and/or government agency securities. Madison is an active duration manager - lengthening duration to take advantage of increased returns that should be available when interest rates drop, and shortening portfolio maturities and durations when warranted.

     To determine the balance between stocks and bonds, Madison monitors many factors affecting the market outlook, including economic and monetary trends, market momentum, institutional psychology and historical similarities to current conditions. Madison carefully reviews the equity market's relationship to the bond market and interest rate trends.

     Madison's subsidiary, Madison Mosaic, LLC, acts as investment adviser to the Mosaic Funds family, including the Mosaic Government Money Market Fund, Mosaic Equity Trust (consisting of the Investors Fund, Mid-Cap Fund, Balanced Fund and Foresight Fund), Mosaic Income Trust (consisting of the Government Fund, Intermediate Income Fund and Institutional Bond Fund), Mosaic Focus Fund and Mosaic Tax-Free Trust (consisting of the National Fund, Tax-Free Money Market, Arizona Fund, Missouri Fund and Virginia Fund). Mosaic Funds had approximately $218 million in assets as of May 31, 2002.

     The Balanced Fund series of the Mosaic Equity Trust (the "Mosaic Balanced Fund") has similar investment objectives and policies as the Fund. The Mosaic Balanced Fund had $23 million in net assets as of May 31, 2002 and charges an annual investment advisory fee of 0.75% of average daily net assets. Madison has not waived, reduced or otherwise agreed to reduce its compensation under its agreement with the Mosaic Balanced Fund. Madison does not act as sub-adviser to any other mutual funds.

TERMS OF PROPOSED AND EXISTING SUB-ADVISORY AGREEMENTS

     The following summary of the Proposed Sub-advisory Agreement is qualified by reference to the form of Proposed Sub-advisory Agreement attached to this Proxy Statement as EXHIBIT A.

     Except as described below, the Proposed Sub-advisory Agreement is identical in all material respects to the Fund's Existing Sub-advisory Agreement. The investment advisory fees to be paid by the Fund will not change as a result of the approval of the Proposed Sub-advisory Agreement.

     Under the terms of the Proposed Sub-advisory Agreement, the Adviser will retain Madison to manage the Fund's investment portfolio, subject to the direction of the Company's

Board of Directors and the Adviser. Madison will be authorized to determine which securities are to be bought or sold by the Fund and in what amounts.

     The Proposed Sub-advisory Agreement provides that, absent Madison's gross negligence, willful misconduct or bad faith in the performance of its duties, or reckless disregard of its obligations and duties, the Adviser and the Company each will indemnify and hold harmless Madison and its officers and employees against any and all costs and liabilities (including legal and other expenses) arising out of the Adviser's or the Company's (a) gross negligence, willful misconduct or bad faith in the performance of its duties, or reckless disregard of its obligations and duties, or (b) untrue statement or omission of a material fact required in regulatory filing, unless such statement or omission was made in reliance upon information furnished in writing by Madison for inclusion in such regulatory filings. Madison will similarly indemnify and hold harmless the Adviser and the Company.

     The Proposed Sub-advisory Agreement will terminate automatically in the event of its assignment as defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Proposed Sub-advisory Agreement may be terminated at any time without penalty, on 60 days' notice by the Adviser, by the Board of Directors or by vote of the stockholders of the Fund, and on 120 days' notice by Madison. The Proposed Sub-advisory Agreement will continue in effect for a period of more than two years from its execution only so long as such continuance is specifically approved at least annually by (a) a majority of the Board of Directors or a majority of the Fund's stockholders, and (b) a majority of the Directors of the Company who are not interested persons of the Fund or Madison, as defined in the Investment Company Act ("Independent Directors").

     Although the Fund's advisory fee rate will not change, the sub-advisory fee rate and the method of calculating the advisory fee will be different under the Proposed Sub-advisory Agreement. Under the Existing Sub-advisory Agreement, Oppenheimer receives an advisory fee from the Adviser payable monthly at the annual rate of 0.30% of the Fund's average daily net assets up to $50 million and 0.25% thereafter. Under the Proposed Sub-advisory Agreement, Madison receives an advisory fee from the Adviser payable monthly at the annual rate of 0.35% of total Company daily net assets under management up to $75,000,000 and 0.25% of daily net assets over $75,000,000. During the fiscal year ended December 31, 2001, the Adviser paid Oppenheimer sub-advisory fees of $2,119,288 with respect to the Fund.

     The Existing Sub-advisory Agreement was entered into on October 1, 1993, and was approved by the initial stockholder of the Fund upon its formation. At the same time, the Adviser and Oppenheimer entered into an Exclusivity Agreement. Pursuant to the Exclusivity Agreement, Oppenheimer has agreed not to provide or offer sub-advisory services to other mutual funds, variable annuity separate accounts, collective trusts or similar investment products sponsored by banks, thrifts or their affiliates (with certain exceptions for existing Oppenheimer relationships). The Exclusivity Agreement only applies to states in which World Savings and Loan Association, which is an affiliate of the Adviser, operates ten or more branches. In addition, the Exclusivity Agreement provides that Oppenheimer will give the Company at least eighteen months' prior notice of Oppenheimer's intention to terminate the Existing Sub-advisory Agreement. The notice period is waived in the following circumstances: a change in control of the Adviser, its parent company Golden West Financial Corporation, or the Fund's distributor Atlas Distributors, Inc.; certain securities regulatory violations by the Adviser, the distributor or their affiliates; termination as a matter of law; or the inability of Oppenheimer to perform its duties for reasons beyond its control. The Adviser will not enter into a similar arrangement with Madison.

FACTORS CONSIDERED BY AND RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors discussed the possible retention of a new sub-adviser to the Fund at meetings held on November 16, 2001 and March 1, 2002, and considered the Proposed Sub-advisory Agreement at a meeting held on May 9, 2002. The Directors, including all the Independent Directors, unanimously concluded that the terms of the Proposed Sub-advisory Agreement are reasonable, fair and in the best interests of the Fund and its stockholders, and that the fees provided therein are fair and reasonable in light of the usual and customary charges made by others for services of the same nature and quality.

     In evaluating the Proposed Sub-advisory Agreement, the Directors reviewed information regarding the past performance of the Fund compared to similar funds and the personnel, operations and expenses of Oppenheimer in managing the Fund. The Directors also reviewed materials regarding Madison's personnel, operations, experience in managing mutual funds and separate accounts, and financial condition.

     The Directors considered the following factors to be of primary importance to their recommendation: (1) the performance of the Fund has been below the average of comparable funds for the past three years, and the prospects for future improvement without a change in sub-advisers did not seem promising; (2) the performance of the Mosaic Balanced Fund substantially exceeded the Fund's performance for the one and five year periods ended December 31, 2001 and compared favorably to the performance of the Fund's peer group for those periods; (3) the termination of the Exclusivity Agreement with respect to the Fund would not create a significant competitive disadvantage for the Fund; (4) although the fees under the Proposed Sub-Advisory Agreement would be higher than under the Current Sub-Advisory Agreement, the fees would be paid by the Adviser and would not affect the Fund's total expenses; and (5) the other terms of the Proposed Sub-advisory Agreement are substantially identical to those of the Existing Sub-advisory Agreement, except for different execution, effective and termination dates. The Directors also specifically considered the following additional factors, among others, which they believe are relevant to their recommendations: the favorable history, reputation, qualification and background of Madison, as well as the qualifications of its personnel and its financial condition; and that the fee and expense ratios of the Fund are reasonable given the quality of services expected to be provided and are comparable to the fee and expense ratios of similar mutual funds.

                               GENERAL INFORMATION

REQUIRED VOTE

     Approval of the Proposed Sub-advisory Agreement will require the vote of a "majority of the outstanding voting securities of the Fund" as defined in the Investment Company Act. This means the lesser of (1) 67% or more of the shares present at the Meeting if the owners of more than 50% of the shares then outstanding are present in person or by proxy, or (2) more than 50% of the outstanding shares entitled to vote at the Meeting.

     If the stockholders of the Fund do not approve the Proposed Sub-advisory Agreement, the Directors will consider what further action to take consistent with their fiduciary duties to the Fund. Such actions may include obtaining for the Fund interim investment sub-advisory services from Oppenheimer, from Madison or from another advisory organization. Thereafter, the Directors will either negotiate a new investment sub-advisory agreement with an advisory organization selected by the Directors or make other appropriate arrangements, subject to stockholder approval.

SOLICITATION OF PROXIES

     In addition to solicitation of proxies by mail, officers of the Fund and officers and employees of the Adviser, affiliates of the Adviser, or other representatives of the Company may also solicit proxies by telephone or in person. The Company has retained D.F. King & Co., Inc. to aid in the solicitation of proxies. The costs of retaining D.F. King & Co., Inc., and other expenses incurred in connection with the solicitation of proxies will be borne by the Company.

VOTING PROCEDURES

     You can vote by mail, internet or in person at the Meeting.

     - To vote by mail, sign and send us the enclosed Proxy voting card in the envelope provided.

     -    To vote by phone, call us toll-free at 1-877-779-8683.

     -    To vote by internet, go to the following website:

                         http://www.eproxyvote.com/atfbx

     If you vote by phone, the Company or its agent will use reasonable procedures (such as requiring an identification number) to verify the authenticity of the vote you cast.

     Shares represented by timely and properly executed proxies will be voted as specified. IF YOU DO NOT SPECIFY YOUR VOTE WITH RESPECT TO A PARTICULAR MATTER, THE PROXY HOLDER WILL VOTE YOUR SHARES IN ACCORDANCE WITH THE RECOMMENDATION OF THE DIRECTORS. You may revoke your proxy at any time before it is exercised by sending a written revocation to the President of the Company, by properly executing and delivering a later-dated proxy, or by attending the Meeting and voting in person. Attendance at the Meeting alone, however, will not revoke the proxy.

     Each whole share will be entitled to one vote as to any matter on which it is entitled to vote and each fractional share will be entitled to a proportionate fractional vote.

QUORUM AND METHODS OF TABULATION

     A majority of the shares of the Fund entitled to vote, present in person or represented by proxy, constitutes a quorum for the transaction of business at the Meeting. Votes cast by proxy or in person at the Meeting will be counted by persons appointed by the Company as inspectors for the Meeting.

     For purposes of determining the presence of a quorum with respect to the Proposal, the inspectors will count as present the total number of shares voted "for" or "against" approval of the Proposal as well as shares represented by proxies that reflect abstentions and "broker non-votes" (I.E., shares held by brokers or nominees as to which instructions have not be received from the beneficial owners or the person entitled to vote and the broker or nominee does not have the discretionary voting power on a particular matter). Abstentions and broker non-votes have the same effect on the outcome of the Proposal as negative votes.

ADJOURNMENT

     If sufficient votes in favor of the Proposal are not received by the time scheduled for the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting to a date not more than 120 days after the record date to permit further solicitation of proxies with respect to the Proposal. Any such adjournment will require the affirmative vote of a majority of the votes cast on the question in person or by proxy at the session of the Meeting to be adjourned. The persons named as proxies will vote in favor of such adjournment those proxies that they are entitled to vote in favor of the Proposal. They will vote against any such adjournment those proxies required to be voted against the Proposal. Abstentions and broker non-votes have no effect on the outcome of any adjournment vote.

SERVICE PROVIDERS

     Atlas Advisers, Inc. serves as the Fund's investment adviser, and Atlas Securities, Inc. serves as the Fund's distributor. Their address is 794 Davis Street, San Leandro, California 94577. OppenheimerFunds, Inc. serves as the Fund's current investment sub-adviser; its address is 498 Seventh Avenue, New York, New York 10018.

OUTSTANDING VOTING SECURITIES

     As of the close of business on the record date for the Meeting, there were 3,089,592.642 outstanding shares of the Fund entitled to vote at the Meeting. The only person known to the Company to own beneficially more than 5% of the outstanding shares of the Fund as of the record date is Wells Fargo Bank Minnesota, NA for the benefit of WISE Plan, which owned 308,612.434 shares or 9.98% of the outstanding shares. WISE Plan is the 401(k) retirement plan for the employees of Golden West Financial Corp., parent of the Adviser and the Distributor.

     As of the record date, none of the officers or directors of the Company beneficially owned more than 1% of the outstanding shares of the Fund, and the officers and directors as a group did not beneficially own more than 1% of the outstanding shares of the Fund.

                                  OTHER MATTERS

     The Company is not aware of any other matters that are expected to arise at the Meeting. If any other matter should arise, however, the persons named in properly executed proxies have discretionary authority to vote such proxies as they decide.

     The Articles of Incorporation and By-laws of the Company do not provide for annual meetings of stockholders and neither the Company nor the Fund currently intends to hold such a meeting for 2002. Stockholder proposals for inclusion in a proxy statement for any subsequent meeting of stockholders must be received by the Company a reasonable period of time prior to any such meeting.

July 12, 2002

                                                                       EXHIBIT A

                             SUB ADVISORY AGREEMENT


     AGREEMENT made this 9th day of May, 2002 among ATLAS ADVISERS, INC., a California corporation (the "Adviser"), ATLAS ASSETS, INC., a Maryland corporation (the "Company"), on behalf of each series of the Company listed in Appendix A hereto, as amended from time to time (hereinafter referred to individually as a "Fund" and collectively as the "Funds") and Madison Investment Advisors, Inc., a Wisconsin Corporation (the "Sub adviser").

     WHEREAS, the Company is registered with the Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management company and is authorized to issue separate series, each of which offers a separate class of shares of capital stock and each of which has its own investment objectives, policies and limitations; and

     WHEREAS, the Company has retained the Adviser to render investment management and administrative services to the Funds; and

     WHEREAS, the Adviser and the Company desire to retain the Sub adviser to furnish portfolio management services to the Funds in connection with the Adviser's investment management activities on behalf of the Funds, and the Sub adviser is willing to furnish such services to the Adviser and the Company;

     NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the Adviser, the Sub adviser and the Company as follows:

     1. APPOINTMENT. The Adviser and the Company hereby appoint the Sub adviser to act as portfolio manager to each Fund listed in Appendix A (collectively, the "Funds") on the terms set forth in this Agreement. The Sub adviser accepts such appointment and agrees to furnish the services described herein, for the compensation provided in the Fee Schedule attached hereto as Appendix B.

     2. REPRESENTATIONS OF THE COMPANY. The Company represents, warrants, and agrees that:

          A. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Maryland.

          B. The Adviser and Sub adviser have been duly appointed by the Board of Directors of the Company.

          C. The Company will deliver to the Sub adviser a true and complete copy of its Registration Statement filed with the SEC, as effective from time to time, and such other documents or instruments governing the investment objectives of the Funds and such other information as is necessary for the Sub adviser to carry out its obligations under this Agreement.

          D. The Company is currently in compliance and shall at all times use its best efforts to ensure continued compliance with the requirements imposed upon the Company by the 1940 Act and applicable state laws.

     3. REPRESENTATIONS OF THE SUB ADVISER. The Sub adviser represents, warrants, and agrees that:

          A. The Sub adviser is a Corporation duly organized, validly existing and in good standing under the laws of the state of Delaware.

          B. The Sub adviser is registered as an "Investment Adviser" under the Investment Advisers Act of 1940 ("Advisers Act") and under applicable state laws and is currently in compliance and shall at all times use its best efforts to ensure compliance with the requirements imposed upon the Sub adviser by the Advisers Act and applicable state laws and has provided its current Form ADV to the Adviser.

          C. The Sub adviser has adopted a written code of ethics complying with the requirements of Rule 17j under the 1940 Act, will provide the Company with a copy of the code of ethics and evidence of its adoption, and will make such reports to the Company as are required by Rule 17j-1 under the 1940 Act.

     4. REPRESENTATIONS OF THE ADVISER. The Adviser represents, warrants, and agrees that:

          A. The Adviser is a corporation duly organized, validly existing and in good standing under the laws of the state of California.

          B. The Adviser is registered as an "Investment Adviser" under the Advisers Act and under applicable state laws and is currently in compliance and shall at all times use its best efforts to ensure compliance with the requirements imposed upon the Adviser by the Advisers Act and applicable state laws and has provided its current Form ADV to the Sub adviser.

          C. The Adviser has adopted a written code of ethics complying with the requirements of Rule 17j under the 1940 Act, has provided the Company with a copy of the code of ethics and evidence of its adoption, and will make such reports to the Company as are required by Rule 17j-1 under the 1940 Act.

     5.   PORTFOLIO MANAGEMENT DUTIES.

          A. Subject to the supervision of the Adviser and the Company's Board of Directors, the Sub adviser will provide a continuous investment program for the portfolio of each Fund listed in Appendix A. The Sub adviser will determine from time to time what securities and other investments will be purchased, retained or sold by a Fund and will place orders for execution of such portfolio transactions in accordance with paragraph C below to effect the investment decisions made. The Sub adviser will provide the services identified in this Agreement in accordance with each respective Fund's investment objectives, policies and restrictions as stated in the Company's Registration Statement filed with the SEC, as effective from time to time, and as interpreted by the Adviser and communicated to the Sub adviser, on behalf of the Company, from time to time. The Adviser will be responsible for all other services to be provided to each Fund that is identified in Appendix A hereto.

          B. The Sub adviser shall use its best efforts to furnish to the Adviser or any company supplying investment company accounting or security pricing, timely notice of significant events which come to the Sub adviser's attention concerning securities in which it has caused the Fund to invest which could require the Fund to fairly value such securities in the daily calculation of the Fund's net asset value per share.

          C. Subject to any applicable regulatory restriction or prohibition, the Sub adviser shall have authority and discretion to select brokers and dealers (hereinafter "broker-dealers") to execute portfolio transactions for the Funds and for the selection of the markets on or in which the transactions will be executed.

               The primary objective of the Sub adviser in placing orders for the purchase and sale of securities for a Fund shall be to obtain the "best execution" (prompt and reliable execution at the most favorable security price obtainable) taking into account such factors as price, commission, if any, size of order, difficulty of execution and skill required of the executing broker or dealer. The Sub adviser shall have discretion, in the interests of each Fund, to allocate brokerage on each Fund's portfolio transactions to broker-dealers who provide brokerage and/or research services (as such services are defined Section 28(e)(3) of the Securities Exchange Act of 1934) for any of the Funds. The term "research" includes advice as to the value of securities; the advisability of investing in, purchasing or selling securities; the availability of securities or purchasers or sellers of securities; and furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts. Subject to such policies as the Adviser and the Company's Board of Directors may determine, the Sub adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused a Fund to pay a broker for effecting a portfolio investment transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction if the Sub adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either that particular transaction or the Sub adviser's overall responsibilities with respect to the Fund and/or its other clients. In reaching such determination, the Sub adviser will not be required to place or attempt to place a specific dollar value on the brokerage and/or research services provided or being provided by such broker/dealer. The Sub adviser shall have no duty or obligation to seek advance competitive bidding for the most favorable commission rate applicable to any particular portfolio transactions or to select any broker-dealer on the basis of its purported or "posted" commission rate but will, to the best of its ability, endeavor to be aware of the current level of the charges of eligible broker-dealers and to minimize the expense incurred by the Funds for effecting their portfolio transactions.

          E. All transactions will be consummated by payment to or delivery by the Company's Custodian, or such depositories or agents as may be designated by the Custodian, of all cash and/or securities due to or from a Fund, and the Sub adviser shall not have possession or custody thereof or any responsibility or liability with respect thereto. The Sub adviser shall advise the Custodian and the Company daily of all investment orders placed by it with broker-dealers pursuant to procedures agreed upon by the Sub adviser and the Company. The Sub adviser shall not be responsible for obtaining prices for any such investment order, but will use its best efforts to direct the Custodian to pricing sources and assist the Custodian in obtaining dealer quotes if so requested by the Custodian. The Company or its authorized agents, the Adviser and Sub adviser, shall issue to the Custodian such instructions as may be appropriate in connection with the settlement of any transaction initiated by the Sub adviser. The Company shall be responsible for all custodial arrangements and the payment of all custodial charges and fees, and, upon transmitting to the Custodian the investment orders placed by it with broker-dealers, the Sub adviser shall have no responsibility or liability with respect to custodial arrangements or the acts, omissions or other conduct of the Custodian.

          F. The Custodian shall, on a daily basis pursuant to procedures and in a format agreed upon by the Sub adviser and the Company, provide portfolio reports to the Sub adviser that shall include a listing of all portfolio investments of each Fund and its cash position.

     6. EXPENSES. During the term of this Agreement, the Sub adviser will pay all expenses incurred by it or its staff in connection with rendering portfolio management services under this Agreement. This does not include expenses and costs of the Funds' operations payable by the Company or the Adviser, including, but not limited to, those for: interest and taxes; brokerage commissions; custody, transfer agency, dividend disbursement, accounting, pricing, legal and auditing services; insurance premiums for fidelity and other coverage required for their operations; filing and registration of shares; shareholder reports; meetings of the Company's shareholders or directors (except those called solely to accommodate the Sub adviser); printing and postage; office facilities, stationery and supplies; the clerical, executive and administrative costs incurred by the Adviser in overseeing or administering all of the above; other direct administrative and service costs; and such extraordinary non-recurring expenses as may arise, including litigation, affecting any of the Funds.

     7. COMPENSATION. For the services provided, the Adviser will pay the Sub adviser a fee, payable monthly based on the aggregate daily net assets of the Funds, as provided in the Fee Schedule attached to this Agreement as Appendix B. The "aggregate daily net assets" is defined as the aggregate of the values placed on the net assets of all Funds as of 4:00 p.m. (New York time), on each day on which the net asset value of the Funds' portfolios is determined consistent with the provisions of Rule 22c-1 under the 1940 Act or, if the Company lawfully determines the net asset value of a Fund's portfolio as of some other time on each business day, as of such time. The net asset value of each Fund's portfolio shall be determined pursuant to the applicable provisions of the Company's current Registration Statement and the 1940 Act. If the determination of net asset value for a Fund is suspended in conformity with the 1940 Act for any particular business day, then the value of the net assets of such Fund's portfolio as last determined shall be deemed to be the value of the net assets as of the close of the New York Stock Exchange, or such other time as the net asset value of the portfolio may lawfully be determined, on that day. If the Company has suspended the determination of the net asset value of a Fund's portfolio pursuant to the Registration Statement and the 1940 Act for a period including such month, the Sub adviser's compensation payable at the end of such month shall be computed on the basis of the value of the net assets of the Fund as last determined (whether during or prior to such month). If the Company determines the value of the net assets of a Fund's portfolio more than once on any day, the last such determination on that day shall be deemed to be the sole determination on that day for the purposes of this Section 7.

     8.   BOOKS AND RECORDS.

          A. The Sub adviser will make available to the Adviser and the Company promptly upon request its records and ledgers with respect to and relating to each Fund's securities transactions to assist the Adviser and the Company in compliance with the 1940 Act and the Advisers Act, and other applicable laws. The Sub adviser will furnish the Company's Board of Directors such periodic and special reports on each Fund as the Adviser and the Directors may reasonably request.

          B. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub adviser hereby agrees that all records which it maintains for the Funds are the property of the Company and further agrees to surrender promptly to the Company any of such records upon the Company's request. The Sub adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act and to preserve the records required by Rule 204-2 under the Advisers Act to the extent necessary or appropriate to comply with the period specified in the Rule.

          9.   INDEMNIFICATION.

               A. Absent the Adviser's or the Company's gross negligence, willful misconduct or bad faith in the performance of its duties, or reckless disregard of its obligations and duties under this Agreement, the Sub adviser agrees to indemnify and hold harmless the Adviser, the Company and their officers and employees against any and all costs and liabilities (including legal and other expenses) which the Adviser or the Company may incur, arising out of the Sub adviser's (a) gross negligence, willful misconduct or bad faith in the performance of its duties, or reckless disregard of its obligations and duties under this Agreement, or (b) untrue statement or omission of a material fact required in the Registration or Proxy Statements or other regulatory filing, if such statement or omission was made in reliance upon information furnished in writing by the Sub adviser for inclusion in such regulatory filings.

               B. Absent the Sub adviser's gross negligence, willful misconduct or bad faith in the performance of its duties, or reckless disregard of its obligations and duties under this Agreement, the Adviser and the Company agree to indemnify and hold harmless the Sub adviser and its officers and employees against any and all costs and liabilities (including legal and other expenses) which the Sub adviser may incur, arising out of the Adviser's or the Company's (a) gross negligence, willful misconduct or bad faith in the performance of its duties, or reckless disregard of its obligations and duties under this Agreement, or (b) untrue statement or omission of a material fact required in the Registration or Proxy Statements or other regulatory filing, unless such statement or omission was made in reliance upon information furnished in writing by the Sub adviser for inclusion in such regulatory filings.

     10. SERVICES NOT EXCLUSIVE. It is understood that the services of the Sub adviser are not exclusive, and nothing in this Agreement shall prevent the Sub adviser from providing similar services to other investment companies (whether or not their investment objectives and policies are similar to those of a Fund) or from engaging in other activities. When the Sub adviser recommends the purchase or sale of a security for other investment companies and other clients, and at the same time the Sub adviser recommends the purchase or sale of the same security for one or more Funds, it is understood that such transactions will be executed on a basis that is fair and equitable to each Fund.

     11. DURATION. The term of this Agreement, with respect to each Fund, shall begin on the effective date of a Post-Effective Amendment to the Company's Registration Statement that discloses the Sub adviser as such for that Fund and shall remain in effect until the first meeting of such Fund's shareholders held thereafter, and, if approved at such meeting, shall continue in effect for two years from the effective date of the Post-Effective Amendment with respect to such Fund and continue on an annual basis thereafter if approved for each Fund each year by (a) the vote of a majority of the entire Board of Directors of the Company or by the vote of a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act), and by (b) the vote of a majority of those Directors of the Company who are not parties to this Agreement or interested persons (as such term is defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

     12. TERMINATION. This Agreement may be terminated at any time without payment of any penalty by (a) the Adviser, upon sixty (60) days' written notice to the Sub adviser and the Company (which notice may be waived by the Sub adviser and the Company), (b) the Company, on behalf of any one or more of the Funds, upon the vote of a majority of the Company's Board of Directors or a majority of the outstanding voting securities of such Fund, upon sixty (60) days' written notice to the Adviser and the Sub adviser, or (c) the Sub adviser, upon one hundred twenty (120) days' written notice to the Adviser and the Company (which notice may be waived by the Adviser and the Company). Termination of this Agreement with respect to a Fund shall not effect the continuing applicability of this Agreement with respect to other Funds. This Agreement shall automatically terminate in the event of its assignment (as such term is defined in the 1940 Act and interpreted by the U.S. Securities and Exchange Commission). Termination of this Agreement shall not affect the right of the Sub adviser to receive payments of any unpaid balance of the compensation described in Section 7 earned prior to such termination.

     13. AMENDMENTS. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought and no amendment of this Agreement shall be effective with respect to a Fund until approved by a vote of a majority of the outstanding voting securities of such Fund, if such approval is required by applicable law.

     14. USE OF NAME. It is understood that the name "[New Sub adviser]" or any derivative thereof or logo associated with that name is the valuable property of the Sub adviser and its affiliates and that the Company and each Fund have the right to use such name (or derivative or logo) in offering and sales materials so long as the Sub adviser is portfolio manager to such Fund and provided the Sub adviser shall have reviewed and approved in writing such use, which approval may not be unreasonably withheld. Upon termination of this Agreement, the Company shall promptly cease to use such name.

     15.  MISCELLANEOUS.

          A. This Agreement shall be governed by the laws of the State of California, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act or rules or orders of the SEC there under.

          B. The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

          C. If any provision of this Agreement shall be held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and the provisions of this Agreement shall be deemed to be severable.

          D. Any notice under this Agreement shall be in writing addressed and delivered or mailed, postage prepaid, to the other party at the address below or at such other address as such other party may designate hereunder for the receipt of such notice: If to the Adviser or the Company:

          Atlas Advisers, Inc.
          794 Davis Street
          San Leandro, California  94577-6900
          Attention: W. Lawrence Key, Group Senior Vice President

If to the Sub adviser:                       With Copies to:

    Madison Investment Advisors, Inc.        Madison Investment Advisors, Inc.
    550 Science Drive                        8777 N. Gainey Center Drive, Suite 220
    Madison, Wisconsin 53711                 Scottsdale, Arizona 85258
    Attention: Frank E. Burgess, President   Attention: W. Richard Mason, General Counsel

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

ATLAS ADVISERS, INC.                         MADISON INVESTMENT ADVISORS, INC.


--------------------------------------       -----------------------------------
By: W. Lawrence Key                          By: Frank E. Burgess
Its Group Senior Vice President              Its President

                                   APPENDIX A
            SUB ADVISORY AGREEMENT; MADISON INVESTMENT ADVISORS, INC.
                           DATED: ___________________

     The provisions of the attached Sub advisory Agreement apply to the following separate series of shares of the Company:

          1.   Atlas Strategic Growth Fund
          2.   Atlas Balanced Fund

                            APPENDIX B - FEE SCHEDULE
                           DATED: ____________________

     The attached AGREEMENT requires that the Sub adviser be paid a fee each month at the annual rate of:

               0.35% of the first $75,000,000 of net assets
               0.25% of net assets in excess of $75,000,000

                      ATLAS ASSETS INC. ATLAS BALANCED FUND
                 794 Davis Street, San Leandro, California 94612

                                  PROXY BALLOT
                                       FOR
                         SPECIAL MEETING OF STOCKHOLDERS

                                 TO BE HELD ON:
                        AUGUST 30, 2002 AT 10:00 A.M. AT
                 1901 HARRISON STREET, OAKLAND CALIFORNIA 94612

The enclosed proxy is solicited on behalf of the Board of Directors of Atlas Assets, Inc., a Maryland corporation for use at a special meeting of Stockholders of Atlas Balanced Fund to be held at 10:00 a.m., Pacific time on August 30, 2002, or any adjournment thereof (the "Special Meeting"), at 1901 Harrison Street, Oakland California 94612 for the purposes set for the in the accompanying Notice of Meeting and Proxy Statement. Stockholders of record at the close of business on June 20, 2002 (the "record date") are entitled to notice of and to vote at this meeting. The Notice, Proxy Statement and this Proxy Ballot are being mailed to stockholders on or about July 12, 2002.

The stockholder who has signed this proxy ballot on the opposite side of this form hereby appoints Lezlie Iannone, W. Lawrence Key and Joseph M. O'Donnell as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote ALL of the stock of Atlas Balanced Fund standing in the stockholder's name at the Special Meeting, and at all adjournments thereof, upon the matters set forth on the reverse side, as designated.

The shares represented by this proxy will be voted as directed by the stockholder. If no specification is made, the shares will be voted FOR Proposals 1 and 2.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
ENVELOPE

Please sign exactly as your name appears on the books of the Fund. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

Has your address changed?             Do you have any comments?

----------------------------          ---------------------------------
----------------------------          ---------------------------------
----------------------------          ---------------------------------

X  Please mark votes as in this example
-

Atlas Assets, Inc.
Atlas Balanced Fund

Control Number:
Record Date Shares:

1. To approve a new investment sub-advisory agreement between Atlas Advisers, Inc. (as investment adviser to the Atlas Balanced Fund) and Madison Investment Advisors Inc. (as investment sub-adviser to the Atlas Balanced Fund).

For   ___                  Against   ___             Abstain   ___

2. To transact any other matters that may properly come before the meeting.

For   ___                  Against   ___             Abstain   ___

Mark box at right if an address change or comment has been noted on the reverse side of this card.

Please be sure to sign and date this Proxy:   Date:______/______/______

------------------------------------------    ------------------------------
Shareholder sign here                               Co-Owner sign here.

Please respond - your vote is important. Whether or not you plan to attend the meeting, please complete, sign date and mail the enclosed proxy in the enclosed envelope so that you will be represented at the meeting.


Detach Card                                                                                            Detach Card

Vote by Telephone                                         Vote by Internet
It's fast, convenient and immediate!                      Its's fast, convenient, and your vote
Call Toll-Free on a Touch-Tone Phone                      is immediately confirmed and  posted.

Follow these four easy steps:                             Follow these four easy steps:
1.  Read the accompanying Proxy Statement and Proxy Card. 1.  Read the accompanying Proxy Statement and Proxy Card.
2.  Call the Toll Free Number                             2.  Go to the Website
    1.877.PRX-VOTE (1-877-779-8683                            http://www.eproxyvote.com/aftbx
    There is NO CHARGE for this call
3.  Enter your Control Number located on the Proxy Card.  3.  Enter your Control Number located on the Proxy Card.
4.  Follow the recorded instructions.                     4.  Follow the instructions provided


Your vote is important!                                   Your vote is important!
Call 1.877.PRX-VOTE anytime                               Go to http://www.eproxyvote.com/aftbx

     Do not return your Proxy Card if your are voting by Telephone or Internet.